UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/15/2010

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors. On December 15, 2010, David M. DiPietro was appointed to the Board of Directors (the “Board”) of JMP Group Inc. (the “Company”) to fill a vacancy on the Board. The Board determined that Mr. DiPietro is “independent” in accordance with the director independence standards established under the Company’s Corporate Governance Policies and applicable rules and regulations, including the rules of the New York Stock Exchange. Mr. DiPietro’s initial term as director will end as of the Annual Meeting in 2011 or until his earlier resignation or other departure. Mr. DiPietro’s appointment increases the Company’s total number of board members to nine and brings the number of independent directors to five.

Mr. DiPietro has been granted 7,022 restricted stock units under the JMP Group Inc. 2007 Equity Incentive Plan. The restricted stock units will vest as follows: one-half (1/2) of the restricted stock units on December 15, 2010 and one-half (1/2) of the restricted stock units on December 15, 2011 provided that Mr. DiPietro remains a director at each such anniversary.

The Company issued a press release on December 16, 2010 announcing the appointment of David DiPietro. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

99.1	Press release of the Company dated December 16, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: December 16, 2010	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Chief Legal Officer